 Exhibit 99.1

LRAD® Corporation Reports Fiscal Third Quarter 2015 Financial Results

Company Anticipates Improved Fiscal Fourth Quarter and Accelerated Growth in Fiscal 2016

SAN DIEGO, CA – August 6, 2015 - LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of Long Range Acoustic Device® and advanced mass notification systems, today reported financial results for the fiscal third quarter and nine months ended June 30, 2015.

Fiscal Third Quarter 2015 Financial Summary

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Revenues: Fiscal third quarter 2015 revenues totaled $3.5 million, $4.5 million less than the $8.0 million reported in the fiscal third quarter of 2014, due to the timing of receipt of orders and delays in awarding of contracts.

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Revenues in the quarter were driven primarily by international orders from police, naval and coast guard forces, and an offshore oil application. Mass notification sales, which included an airport in Asia and a U.S. Army installation, accounted for 18% of revenues in the fiscal third quarter.

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Net Income (Loss): The Company reported a net loss of $64,000, or $0.00 per share during the fiscal third quarter of 2015, compared with net income of $1.9 million, or $0.06 per diluted share, reported during the fiscal third quarter of 2014.

o	The net loss in the quarter was primarily due to the decrease in revenues, partially offset by reductions in operating expenses.

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Balance Sheet: Cash and cash equivalents were $17.8 million at June 30, 2015, a decline from $23.9 million reported at September 30, 2014, primarily due to $4.7 million of investments in short and long-term marketable securities. Working capital totaled $25.6 million, compared to $27.7 million, at September 30, 2014, due to the purchase of $2.8 million of long-term marketable securities.

Nine Months Ended June 30, 2015 Financial Summary

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Revenues: Revenues for the nine months ended June 30, 2015 totaled $12.4 million, a decline of $4.8 million from the $17.2 million reported during the same period in fiscal 2014, due to delays in contract awards.

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Net Income: Net income for the nine months ended June 30, 2015 declined by $1.9 million to $732,000, or $0.02 per diluted share, from $2.6 million, or $0.08 per diluted share, reported during the same period in fiscal 2014.

“While the pipeline of opportunities we are actively pursuing continues to grow, order timing and contract award delays affected our fiscal third quarter results,” commented Tom Brown, President and CEO of LRAD Corporation. “During the quarter, we invested in new software products, increased our on-hand inventory, and added business development personnel to position us for an improved fiscal Q4 and accelerated growth in fiscal 2016.”

Select Operating and Business Highlights

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Received new and follow-on orders in fiscal Q3, including a $560,000 LRAD-RX systems and accessories order from the U.S. Navy; a $700,000 LRAD 360X mass notification systems order from an Asian country upgrading its tsunami warning system to include LRAD’s highly intelligible voice capability; a $634,000 LRAD 100X systems and accessories order for a police group in Asia; a $672,000 LRAD 1000X systems order for an international mining site; and an order for Sound Barrier vehicle protection systems and LRAD 360Xm mass notification systems for a department of the U.S. Government.

●	Awarded “Best Acoustic Hailing Service” for the LRAD 450XL, and “Best Mass Notification System” for the LRAD 360X by the Government Security News 2015 Airport, Seaport, Border Security Awards Program.

●	Repurchased 335,282 shares during the fiscal third quarter ended June 30, 2015, bringing the total number of shares repurchased to 681,652 since the initial purchases in December 2013.

Brown concluded, “Demand for our products remains strong and we continue to build awareness and interest in our LRAD-X® and new ONE VOICE™ mass notification products around the world.”

Webcast and Conference Call Details

Management will host a conference call to discuss fiscal third quarter 2015 financial results this afternoon at 4:30 p.m. E.T. To access the conference call, dial toll-free 888-567-1602, or toll/international at 862-255-5346. A webcast will also be available at the following link: http://www.visualwebcaster.com/event.asp?id=102638. A replay of the call will be available two hours after the call concludes and for the next 90 days at the aforementioned webcast link. Questions to management may be submitted during the call by emailing them to: investor@lradx.com.

About LRAD Corporation

LRAD Corporation designs, manufactures and markets advanced mass notification and Long Range Acoustic Device® systems to save lives on both sides of its proprietary products. LRAD® systems are in service in more than 70 countries around the world in diverse applications including mass notification and public address, fixed and mobile defense deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, asset protection, and wildlife control and preservation. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Forward-looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company’s Form 10-K for the fiscal year ended September 30, 2014. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Company Contact

E. Brian Harvey

Director, Investor Relations and Capital Markets

858.753.8974

ebharvey@lradx.com

LRAD Corporation
Consolidated Balance Sheets
(000's omitted)

	2015	September 30,
	(Unaudited)	2014

ASSETS
Current assets:
Cash and cash equivalents	$17,783	$23,895
Short-term marketable securities	1,943	-
Accounts receivable, net	2,735	4,284
Inventories, net	5,077	3,896
Prepaid expenses and other	600	524
Total current assets	28,138	32,599
Long-term marketable securities	2,798	-
Property and equipment, net	455	360
Intangible assets, net	53	54
Prepaid expenses and other - noncurrent	626	766
Total assets	$32,070	$33,779

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,401	$830
Accrued liabilities	1,099	4,088
Total current liabilities	2,500	4,918
Other liabilities - noncurrent	145	158
Total liabilities	2,645	5,076
Total stockholders' equity	29,425	28,703
Total liabilities and stockholders' equity	$32,070	$33,779

LRAD Corporation
Condensed Consolidated Statements of Operations
(000's omitted except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$3,506	$8,004	$12,378	$17,214
Cost of revenues	1,805	2,955	6,021	7,491
Gross profit	1,701	5,049	6,357	9,723

Operating expenses:
Selling, general and administrative	1,286	2,488	4,154	5,544
Research and development	520	622	1,567	1,592
Total operating expenses	1,806	3,110	5,721	7,136

(Loss) income from operations	(105)	1,939	636	2,587
Other income	32	5	89	15
(Loss) income from operations before income taxes	(73)	1,944	725	2,602
Income tax (benefit) expense	(9)	1	(7)	2
Net (loss) income	$(64)	$1,943	$732	$2,600

Net (loss) income per common share - basic and diluted	$(0.00)	$0.06	$0.02	$0.08
Weighted average common shares outstanding:
Basic	33,152,714	33,041,142	33,214,283	33,067,515
Diluted	33,847,965	33,185,564	33,816,805	33,342,311